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SouthTrust Bank
230 Fourth Avenue North 8th Floor                      [SouthTrust Bank LOGO]
Nashville, TN 37219
(615) 880-4064

DANIEL S. HARRINGTON
Group Vice President
Commercial Real Estate

                               December 13, 2000

Mr. Dan Friedman
Radiant Partners LLC
551 Fifth Avenue, Suite 1416
New York, New York 10176

Dear Mr. Friedman:

          RE: Commitment Letter dated October 2, 2000 from SouthTrust Bank
              ("SouthTrust") to Radiant Partners LLC, with respect to an assumption of the loan secured by Printer's Alley Garage located at 300 Church Street, Nashville, Tennessee (the "Commitment Letter")

Gentlemen:

          The above-referenced Commitment Letter is hereby modified and amended to extend the Closing Date set forth in Section 12 from December 31, 2000 to February 28, 2001.

          Except as set forth herein, all other terms and conditions of the Commitment Letter are hereby ratified and affirmed.


                                        Sincerely,


                                        /s/ Daniel S. Harrington
                                        Daniel S. Harrington
                                        Group Vice President